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                                                                    Exhibit 23.1




            Consent of Independent Registered Public Accounting Firm

         We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 9, 2004, in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of Opinion Research Corporation for the registration of 7,690,000 shares of its common stock.



                                             /s/ Ernst & Young LLP


MetroPark, New Jersey
October 20, 2004